ARMOUR RESIDENTIAL REIT, INC. FOURTH QUARTER WEBCAST SCHEDULED FOR FEBRUARY 19, 2016

VERO BEACH, Fla. - February 17, 2016 - ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering fourth quarter 2015 operating results on Friday, February 19, 2016. The Company will issue its fourth quarter 2015 earnings release after the close of trading on Thursday, February 18, 2015.

The live broadcast will be available online at https://www.webcaster4.com/Webcast/Page/896/13591, on February 19, 2016, beginning at 9:00 a.m. (Eastern Time). The online replay will be available on the Company’s website http://www.armourreit.com and continue for one year.

About ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored entities, or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website at http://www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340